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                                                                   EXHIBIT 16.01


                 [Cherry, Bekaert & Holland, L.L.P. Letterhead]







Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

We have read Item 4 of Form 8-K dated August 21, 1998 of FNB Financial Services Corporation and are in agreement with the statements contained in the first three paragraphs in Item 4 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                        /s/  CHERRY, BEKAERT & HOLLAND, L.L.P.



Greensboro, North Carolina
August 24, 1998